Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting part of this Registration Statement of Form S-1 for TransAct Energy Corp., of our report dated March 12, 2008 relating to the December 31, 2007 financial statements of TransAct Energy Crop., which appears in such Prespectus. We also consent to the reference to us under the heading “Experts”.

/s/ Prichett, Siler & Hardy, P.C.

PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah

June 9, 2008